                                                                          Transactions effected pursuant to Rule 10F3.
Series                            R.J.     Goldman      Form     Yrs. In
 #        Fund:                 Involved?  Involved?    Rec'd?   Business:  Security:                  Date of Purchase:


 1 Capital Appreciation    IPO      No       Yes         Yes       49       Dolby Laboratories, Inc.   February 17, 2005








                                                                          Transactions effected pursuant to Rule 10F3.
Series                     Date Offering     Purchase                      Securities          Amount            Total
 #        Fund:            commenced:         price:    Commission:       acquired from:       purchased:      Offering:

 1 Capital Appreciation    February 17, 2005  $18.00                      Morgan Stanley       $2,720,790      $247,455,000
